Exhibit 99.1

Contact:
Kearstin Patterson
Director, Corporate Communications
615-236-4419 (office)
615-517-6112 (mobile)
kpatterson@biomimetics.com

BioMimetic Therapeutics President and CEO Adopts 10b5-1 Trading Plan

Franklin, Tenn. – March 20, 2009 – BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today reported  that on March 17, 2009, Dr. Samuel Lynch, president and chief executive officer, entered into a Rule 10b5-1 plan to sell up to a maximum of 12% of his current equity position in the Company over the remainder of the year, assuming certain price targets are reached. The sales are intended to allow Dr. Lynch to gradually diversify a small portion of his holdings over a period of time, as long as certain price thresholds are met.  All sales of Company common stock under the plan will be reported through appropriate filings with the Securities and Exchange Commission.

The plan is intended to comply with the Company’s trading policy for insiders and the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  Rule 10b5-1 permits officers and directors of public companies to adopt pre-determined plans for buying or selling specified amounts of stock if the plan is adopted at a time when the purchaser or seller is not aware of any material non-public information. The Company does not undertake any obligation to report Rule 10b5-1 plans that may be adopted by any of the Company’s officers or directors from time to time or to report any modification or termination of such plans.

“I adopted the 10b5-1 plan to ensure the highest level of integrity in the trading of BioMimetic stock,” said Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics.  “It was necessary to adopt the plan now, shortly following release of our 10-K, to assure an open window for such transactions.  Even if all shares allocated under the plan are sold throughout the course of the year, I will retain about 88% of my BMTI shares.  I believe strongly in the Company’s prospects for continued growth and success and have adopted this plan only to gain some liquidity and diversification in this uncertain economy.”

About BioMimetic Therapeutics
BioMimetic Therapeutics, Inc. is developing and commercializing regenerative protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, spine and sports injury applications. BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration following completion of human clinical trials, which demonstrated the safety and efficacy of the rhPDGF-BB platform technology. Additionally, the Company has both completed and ongoing clinical trials with its product candidates Augment and Augment Injectable in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist.  The Company's previously approved product and lead product candidates all combine recombinant protein therapeutics (rhPDGF-BB) with tissue specific scaffolds to actively stimulate tissue healing and regeneration.

GEM 21S is the registered trademark of Luitpold Pharmaceuticals, Inc., who now owns and markets that product.

For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.

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